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                                                                 Exhibit 10.35


                                   EXPLANATION

Oplink (US) Company:

         Shanghai Jiayi Industrial Development Co., Ltd. and Shanghai Yecheng Construction and Development Co., Ltd. are two companies under the Industrial Zone Development Controlling Company. Because the government is unable to participate directly in investing in the projects, the Development Controlling Company is again assuming some government functions in the industrial zone. Therefore, the responsibility of developing and constructing standard factory buildings is being undertaken by these two companies under the controlling company. The Industrial Zone Administrative Committee is responsible for supervising and implementing the policies relating to the commitments of these companies.

         Hereby explained





              [SEAL:] Shanghai Jiading Industrial Zone Administrative Committee Shanghai Jiading Industrial Zone Administrative Committee

                                    August 17, 2000


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                  STATEMENT OF INTENT TO LEASE FACTORY BUILDING



First Party:             Shanghai Yecheng Construction Development Co., Ltd.
Legal Representative:    Ma Weidi
Registered Address:      No. 555 Yecheng Road, Jiading Industrial Zone, Shanghai

Second Party:            Oplink Communications (Shanghai) Co., Ltd. (Planned)
Legal Representative:
Registered Address:



         Shanghai Yecheng Construction and Development Co., Ltd. ("First
Party") and Oplink Communications (Shanghai) Co., Ltd. ("Second Party"), pursuant to the relevant laws and regulations of the People's Republic of China, and in conformance with the principles of equity, mutual benefit, and sincere cooperation, have engaged in several discussions and have agreed on the following statement of intent concerning the leasing of factory buildings:

ARTICLE 1         THE PREMISES

1.1 As a result of consultations between First Party and Second Party, First Party shall, in accordance with the planning requirements of Second Party, construct for Second Party industrial factory buildings ("factory buildings") on Lot 31 in Jiading Industrial Zone and shall lease them with the surrounding area (the factory buildings and the surrounding area are called "factory area" below) to Second Party, to serve as Second Party's production buildings and office and residential buildings.

1.2 The total area of the factory area is approximately 123,000 square meters. (The first phase factory building will have an area of 45,000 square meters.) All relevant areas will be based on actual measurements.

1.3 The duration of the factory building lease will be five years, beginning on the day of formal delivery of possession for use.

                                      1

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ARTICLE 2         RENT AND PAYMENT METHODS

2.1      Rent Unit Rates
During the first year, Second Party shall rent from First Party no fewer than 15,000 square meters. Rent shall be 10 yuan/month-square meter and shall not change for five years. During the second year, Second Party shall rent at least 15,000 more square meters from First Party. Rent shall be 11.5 yuan/month-square meters and shall not change for five years. During the third year, Second Party shall rent at least 15,000 more square meters from First Party. Rent shall be 13 yuan/month-square meter and shall not change for five years.

2.2 Second Party shall pay rent once per month. Each month, payment shall be made by the tenth day of the month.

ARTICLE 3         OBLIGATIONS OF FIRST PARTY

3.1 First Party shall be responsible for transacting the formalities of lease approval or lease registration that relate to this statement of intent, both of which, according to the Chinese government, First Party must possess. It shall, moreover, assume responsibility for all expenses relating to such formalities.

3.2 First Party shall assist Second Party with transacting the registration formalities relating to enterprise use.

3.3      Delivery of Factory Buildings

         First Party shall, in a timely manner and in accordance with its agreement with Second Party, deliver possession of the factory buildings. Moreover, it shall provide construction drawings prior to delivery of the factory buildings so that Second Party can install equipment. If Second Party commissions First Party to be responsible for finish work at the factories, then First Party shall not deem the beginning of the lease period to fall within the finish work period.

3.4 The factory buildings that First Party constructs shall, prior to delivery, pass inspection by the fire prevention department.

3.5 If Second Party leases First Party's factory buildings in accordance with the lease, First Party shall add a bonus rent-free three months in addition to the normal rent-free three months for a total of six months rent-free.

3.6 First Party is responsible for maintaining the common areas of the leased factory area in clean and orderly condition and for providing sufficient roads to enable trucks and other vehicles to enter Second Party's factory area. Second Party agrees to pay a monthly management fee based on the number of square meters in the factory area. The fee shall be one yuan per month per square meter during the first five years. Discussions on how to adjust this shall begin in the fifth year. The adjustment shall not exceed 5%. (Management fees are used to maintain factory area landscaping, cleanliness, and security and for normal maintenance of factory buildings.)

                                         2
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3.7      The clear height of the factory buildings should meet Second Party equipment requirements. (Second Party shall provide specific data.)

3.8 First Party is responsible for normal maintenance of the factory buildings. But if Second Party damages the factory buildings as a result of improper use, Second Party shall be responsible for repairing such damage and for the repair expense.

3.9      Water, Electricity, and Communications
         First Party shall assist Second Party with the applications for permission to use water, electricity, and communications, and it shall ensure that permission to use each of these utilities shall remain effective throughout the period of the lease. Second Party shall be responsible for the expansion and engineering expenses of applying for water, communications, or other utilities. The expanded capacity charge for water is 825 yuan/m3 per day. First Party is responsible for providing personal-use water within the factory building. Second Party is responsible for industrial-use water. The basic allocation of electricity for which First Party is responsible is 70 kVA/1,000 m2. Second Party shall bear the costs for amounts in excess of the basic allocation. The charge for expanded capacity electricity is 290 yuan/kVA. Beginning at the end of 2001, there will no longer be expanded capacity charges. If, upon expiration of the lease, Second Party does not renew, First Party shall agree to repurchase equipment at post-depreciation prices in accordance with state regulations on power-supply equipment depreciation. Communications charges: 1,000 yuan/line. First Party is responsible for bringing lines into service within two months after Second Party pays the charges.

3.10     The lot already has the "six connections and one level"
(telecommunications, electricity, water, sewage, drainage, roads, and graded land) up to the boundary lines. Every effort shall be made to satisfy Second Party's requirements for gas lines, in accordance with industrial zone planning. The inner diameter of water lines shall be 300 mm to the boundary lines.

ARTICLE 4         OBLIGATIONS OF SECOND PARTY

4.1 Second Party shall comply with the agreement between the two parties and lease First Party's factory buildings in a timely manner. If it fails to lease First Party's factory buildings when required to do so, Second Party shall pay First Party a factory building idle fee. The idle fee shall be 50% of rent. The payment period may not exceed one year. First Party shall reserve six months for it [T.N.: PRESUMED: "SECOND PARTY"]. When the reserved period expires, First Party shall have the right to dispose of the reserved factory buildings.

4.2 Second Party shall, as provided in Article 2 herein, pay rent to First Party in a timely manner. If it fails to do so, Second Party shall pay First Party a penalty equal to 0.1% of monthly rent for each day it is in default. The late payment penalty may not exceed 1.5%.

                                       3
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4.3      Second Party shall pay water, electric, and, telecommunication charges that are actually incurred in the factory area.

4.4 If Second Party has particular requirements with respect to water, electrical, and fire prevention facilities in the factory area and in the factory buildings, First Party may take responsibility for construction, but Second Party must bear all expenses thereby incurred.

ARTICLE 5         MISCELLANEOUS

         Because these factory buildings are to be custom-built according to Second Party's requirements, they will have a rather narrowly-defined usefulness. In order to reduce and divide up the risk, Second Party is willing to sign a formal contract within 60 days after this statement of intent is signed. Within 60 days after this statement of intent is signed, Second Party must submit the following: plans for constructing the factory buildings, the number of factory buildings that are to be rented each year, delivery dates, and other specific requirements. These are to be submitted for confirmation by First Party. The signed agreement will serve as an attachment hereto. Within five working days after this agreement is signed, Second Party must sign a formal lease for a three-floor building, and it must make applications for water, electricity, and telecommunications services. It also must carry out finish work on the factory buildings.

ARTICLE 6         BREACH OF CONTRACT

6.1 If Second Party is unable to sign a formal contract within the prescribed period of time, as stipulated in Article 5, this statement of intent shall become void.

ARTICLE 7         TERMINATION AND RENEWAL OF LEASE

7.1 If Second Party must continue leasing the factory buildings when the lease expires, it must notify First Party six months in advance, and the two parties, after consulting with each other, shall sign a separate contract. Second Party has first priority with respect to leasing of factory buildings.

7.2 The rent required for continued leasing of the factory buildings shall be 5%-8% higher than in the previous period. The two parties shall determine the specific figures through consultations with each other.

ARTICLE 8         RESOLUTION OF DISPUTES

         If a dispute should arise between First Party and Second Party on account of this statement of intent, the two parties should first resolve such dispute through negotiation. If the negotiations fail, either party has the right to submit the matter to the Shanghai branch of the China International Economics and Trade Arbitration Commission for arbitration.

                                      4
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ARTICLE 9         If there should be issues not fully covered hereunder, the two parties shall jointly discuss and sign a formal contract with respect to such issues.

ARTICLE 10        There are four identical copies of this statement of intent.
Each party has two copies.

ARTICLE 11 For the customs policy, see Attachment 1. For the tax break policy, see Attachment 2.



First Party:      Shanghai Yecheng Construction and Development Co., Ltd.
Representative:   Yang [ILLEGIBLE]ping

Second Party:     Oplink (Shanghai) Co., Ltd. (Planned)
Representative:   Wu Zhouling Zhou[ILLEGIBLE]

                                                     August 18, 2000

                                      5
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Attachment 1

                                POLICY ON CUSTOMS

1. Jiading Customs shall carry out contract control based on actual enterprise operating conditions. Generally, one export contract corresponds to managing one logbook. The number of logbooks shall be based on the amount of contracts. There shall be no discrimination on account of there being a need for many enterprise logbooks. In addition, the number of contracts shall not be limited. The number of contracts shall be based on enterprise demand.

2. The effective period for a logbook is generally determined according to the term of the contract. The majority have one year periods. An application for extension can be made if it is to be managed for more than one year. Extensions within three months are generally approved by Jiading Customs. (This requires two work days.) The maximum is two years, depending on the authorization process. This control method is the same as in the processing and trading zones.

3. Imported materials shall be bonded. They shall be exempt from import duties and value added tax. In principle, there can be just one verification measurement unit. If there is a specific reason, then two measurement units may be employed. Customs will determine the specifics.

4. The carry-forward method can be used for procurement of domestic bonded materials. Customs shall continue to bond such materials.

5. Outsourcing can be carried out after Jiading Customs has granted approval and put the relevant documents on file.

6. Determinations of attrition volumes shall be based on accurate information provided by the enterprise. The enterprise's information shall be respected except where otherwise stipulated by the customs head office.

7. Production equipment that is imported by an enterprise for its own use is completely duty free. Exemption from duties for equipment is reviewed and approved by the municipal foreign investment commission. Review and approval takes approximately two weeks.

8. Enterprises register contracts with Jiading Customs. Registration is completed within three days. If all customs declaration documents are in order, customs can generally be cleared within two hours.

9. Your company is deemed a Class A enterprise in the aforementioned procedures. We hope that, after it establishes its factories, your company can operate normally and strive to comply with standards.

All of the above has been confirmed by Jiading Customs.

                                      6
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Attachment 2

            Jiading Industrial Zone Preferential Tax Treatment Policy

1.       VALUE ADDED TAX
         The value added tax rate is 17%. The tax on export goods is zero.
2.       ENTERPRISE INCOME TAX
         The enterprise income tax rate is 15%. Beginning with the first profitable year, the policy of "two years exemption and three years 50% reduction" takes effect. "Product export enterprises" can still enjoy 50% tax reductions. "Advanced technology enterprises" (identified by the "Shanghai Foreign Investment Association") receive a three year extension on 50% reductions, i.e. "two years exemptions and six years 50% reductions." The local revenue portions of business tax, enterprise income tax, and value added tax on "High-technology results conversion projects" (identified by the "Shanghai High-technology Results conversion Services Center") shall, for three years after they are identified as such, be refunded according to revenues and expenditures specified by the fiscal authorities. For the two subsequent years, 50% of revenues and expenditures shall be refunded according to revenues and expenditures specified by the fiscal authorities. Cumulatively, this is "five years exemptions and five years 50% reductions."
3.       PERSONAL INCOME TAX
         No such tax is collected on monthly foreign staff income below 4,000 yuan. A nine-grade progressive excess income tax is collected on income above 4,000 yuan. No such tax is collected on monthly Chinese staff income below 1,000 yuan. A nine-grade progressive excess income tax is collected on income above 1,000 yuan.
4.       LOCAL INCOME TAX
         This tax rate is 3%. Local income tax exemptions and reductions are in effect for same periods of time as for enterprise income taxes. "Product export enterprises" can be exempted from local income tax. "Advanced technology enterprises" first receive two years of tax exemption. They then receive three more years of tax exemption, followed by three years of tax reduction. That is, they receive "five years exemption and three years 50% reduction."
5.       VEHICLE USE TAX
         The annual tax on passenger vehicles is 320 yuan/vehicle. The annual tax on cargo trucks is 60 yuan/ton. The annual tax on motorcycles (two-wheeled) is 60 yuan/ton [SIC], and the tax on three-wheeled "motorcycles" is 80 yuan/vehicle.
6.       STAMP TAX
         The tax rates are 0.1%, 0.003%, 0.05%, 0.0005%, and 0.3%.
7.       CUSTOMS DUTIES
         Equipment that an enterprise imports for its own use as part of its gross investment and that complies with the requirements of Encouraged Category or Restricted Category B in the "Foreign Investment Industries List" is exempt from import duties and "import link" value added tax, unless it is listed in the "Import Schedule of Foreign Investment Items for which No Tax Exemption Shall Be Granted."

                                       7
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                             FACTORY BUILDING LEASE


First Party:          Shanghai Yecheng Construction Development Co., Ltd.
Chairman:             Tang Wenhua
Registered Address:   No. 555 Yecheng Road, Jiading Industrial Zone, Shanghai

Second Party:         Oplink Communications (Shanghai) Co., Ltd. (Planned)
Legal Representative: Liu Yanliang
Registered Address:   No. 925, A4, Yecheng Road, Jiading Industrial Zone,
                      Shanghai


     Shanghai Yecheng Construction and Development Co., Ltd. (hereinafter referred to as First Party) and Oplink Communications (Shanghai) Co., Ltd. (hereinafter referred to as Second Party), in accordance with the relevant laws and regulations of the People's Republic of China, and based on the principles of equity, mutual benefit, and sincere cooperation, have concluded this contract with the following specific provisions based on the "Statement of Intent to Lease Factory Building" executed by the Two Parties on August 18, 2000:

ARTICLE 1         PURPOSE OF THE LEASE

1.1 As a result of consultations between First Party and Second Party, First Party shall, in accordance with the planning requirements of Second Party, construct for Second Party industrial factory buildings ("factory buildings") on Lot 31 in the Jiading Industrial Zone and shall lease them together with the surrounding area (the factory buildings and the surrounding area are hereinafter jointly referred to as "factory area") to Second Party, to serve as Second Party's production buildings and office and residential buildings.

1.2 The total area of the factory area is approximately 123,000 square meters (of which the factory building in the first phase will have an area of 45,000 square meters.) All concerned area measurements will be based on actual measurements.

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1.3  The factory building lease shall have a term of five years, beginning on the day of formal delivery of possession for use.

First Party shall deliver to Second Party factory buildings with an area of 15,000 square meters PLUS OR MINUS 10% by the end of 2001, and shall deliver to Second Party a two-story steel structure factory building with a total building area of 4,320 square meters (actually calculated based on the building's area per survey) by the end of February. The height of the ground level of said factory building shall be no less than 5M, with intercolumnation of 7.5 x 9.0M; the roof shall be steel structure covered with an insulation layer, protected on all sides by a brick wall, with tiles affixed to the outer wall; one dual-purpose passenger and freight elevator shall be installed with a weight capacity of 2.5 tons; the floor surface of the ground level shall have weight-bearing capacity of 1000 kilograms/square meter, and the second floor shall have weight-bearing capacity of 500 kilograms/square meter. Moreover, one factory building shall be delivered by each of the end of June and the end of October (each building having an area of approximately 5000 square meters).

ARTICLE 2         RENT AND PAYMENT METHODS

2.1  Rent Unit Rates

In 2001, the total area rented by Second Party from First Party shall be no fewer than 15,000 square meters PLUS OR MINUS 10%. Rent shall be 10 yuan/square meter per month and shall not change for five years.

In 2002, Second Party shall cumulatively rent no fewer than 30,000 square meters PLUS OR MINUS 10% from First Party. Rent shall be 11.5 yuan/square meter per month and shall not change for five years;

In 2003, Second Party shall cumulatively rent no fewer than 45,000 square meters PLUS OR MINUS 10% from First Party. Rent shall be 13 yuan/square meter per month and shall not change for five years.

2.2 Second Party shall pay rent once per month. Each month, payment shall be made by the tenth day of the month.

                                       9
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ARTICLE 3      OBLIGATIONS OF FIRST PARTY

3.1 First Party shall be responsible for completing lease approval and lease registration procedures relating to this Lease, such as First Party is required by the Chinese government to possess, and shall, moreover, assume responsibility for all expenses relating thereto.

3.2 First Party shall assist Second Party with completion of registration procedures relating to enterprise use.

3.3  Delivery of Factory Buildings
     First Party shall deliver possession of the factory buildings in accordance with its agreement with Second Party and on schedule, and shall provide construction drawings prior to delivery of the factory buildings so that Second Party can install equipment. If Second Party commissions First Party to be responsible for outfitting work at the factories, then First Party shall not deem the beginning of the lease period to fall within the outfitting work period.

3.4 Factory buildings constructed by First Party shall pass inspection by the fire prevention department prior to delivery.

3.5 If Second Party leases First Party's factory buildings in accordance with the lease, First Party shall add a bonus rent-free three months in addition to the normal rent-free three months for a total of six months rent-free.

3.6 First Party is responsible for maintaining the common areas of the leased factory area in clean and orderly condition and for providing sufficient roads to enable trucks and other vehicles to enter Second Party's factory area. Second Party agrees to pay a monthly property management fee based on the number of square meters in the factory area. The fee shall be one yuan per month per square meter during the first five years. Discussions on how to adjust this shall begin in the fifth year. The degree of such adjustment shall not exceed 5%. (Management fees are used to maintain factory area landscaping, cleanliness, and security and for normal maintenance of factory buildings.)

                                      10
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3.7  First Party shall be responsible for normal maintenance tasks with respect to the factory buildings. However, repairs of damage caused to the buildings as the result of inappropriate use on the part of Second Party shall be the responsibility of Second Party, which shall also bear the cost of such repairs.

3.8  Water, Electricity, and Communications      First Party shall assist
Second Party in completing all use permits and procedures with respect to water, electricity, and communications, and it shall ensure that the permits for each shall remain effective throughout the period of the lease. Second Party shall be responsible for the expansion and engineering expenses of applying for water, communications, or other utilities. The expanded capacity charge for water is 825 yuan/m(3) per day. First Party is responsible for providing personal-use water within the factory building. Second Party is responsible for industrial-use water. The basic allocation of electricity for which First Party is responsible is 70 kVA/1,000 m(2). Second Party shall bear the costs for amounts additional to the basic allocation. The charge for expanded capacity electricity is 290 yuan/kVA. Beginning at the end of 2001, there will no longer be expanded capacity charges. If, upon expiration of the lease, Second Party does not renew, First Party agrees to repurchase equipment at prices net of depreciation in accordance with state regulations on the depreciation of power-supply equipment. Communications charges: 1,000 yuan/line. First Party is responsible for coordinating the initiation of service within two months after Second Party pays the charges.

3.9 The lot is already equipped with the six connections and one level [telecommunications, electricity, water, sewage, drainage, roads, and graded land] to the boundary lines of the property. Every effort shall be made to satisfy Second Party's requirements for gas lines, in accordance with industrial zone planning. The inner diameter of water lines shall be 300 mm to the boundary lines.

ARTICLE 4         OBLIGATIONS OF SECOND PARTY

4.1 Second Party shall comply with the agreement between the two parties by leasing First Party's factory buildings in a timely manner. If Second Party shall not lease First Party's factory buildings when the time comes, Second Party shall notify First Party six months in advance. If First Party has already completed the construction of the factory buildings, then Second Party shall pay First Party 9 months' factory building idle fee. If First Party has already begun foundation slab construction (such as rebar, concrete or pile driving), Second Party shall pay First Party 6 months' building idle fee. The idle fee shall be 50% of rent. If First Party has not begun construction, then Second Party need not pay idle fees.

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4.2  Second Party shall, as provided in Article 2 herein, pay rent to First
Party in a timely manner. If there is a delay, Second Party shall pay a late charge of 0.1% of the monthly rent for each day of such delay. The late payment penalty shall not exceed a maximum of 1.5%.

4.3 Second Party shall pay water, electric, and, telecommunication charges that are actually incurred in the factory area.

4.4 If Second Party has particular requirements with respect to water, electrical, and fire prevention facilities in the factory area and in the factory buildings, First Party may take responsibility for construction, but Second Party must bear expenses incurred therefor.

4.5 Prior to delivery of the factory buildings, Second Party shall pay rent for the two months immediately following the rent-free period to First Party, said rent to serve as prepaid rent.

ARTICLE 5         MISCELLANEOUS

5.1 This factory area plan has been confirmed by the two parties, and all efforts shall be exerted to retain the original style of First Party's plans while satisfying Second Party's production requirements. Second Party requires that First Party provide one production-use building with an area of approximately 5,000 square meters every four months going forward, with specific delivery dates at the end of February, the end of June and the end of October each year.

5.2 Separate leases shall be executed for each specific building, to serve as attachments hereto.

5.3 If Second Party intends to use the factory buildings in advance of or after the original plan, then Second Party must notify First Party six months in advance, and First Party shall provide the factory buildings in a timely manner in accordance with Second Party's requirements. Corresponding time for the delay period shall be deducted from the rent-free period.

                                      12
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ARTICLE 6         SUBLEASE AGREEMENT

6.1 During the term of the lease, Second Party may only sublet the factory buildings to other parties in part or in whole after obtaining the written consent of First Party.

6.2 If Second Party sublets said factory buildings, executed subleasing contracts must meet the following requirements:

     (1) The termination date of subleasing contracts must not exceed the termination date provided hereunder;

     (2) During the term of the sublease, in addition to the rights enjoyed and obligations assumed by Second Party under the subleasing contracts, Second Party shall continue to perform the obligations provided hereunder;

     (3) During the term of the sublease, in the event that this Lease is modified, dissolved or terminated, the subleasing contract shall also modified, dissolved or terminated accordingly.

6.3 If Second Party sublets said factory buildings, subleasing contracts executed must be signed and approved by First Party, and may only take effect after registration and filing procedures are completed in accordance with the relevant regulations.

6.4 If Second Party sublets said factory buildings, First Party may receive profits from the sublease rent at the specific income ratio of 50% for each of First and Second Parties.

ARTICLE 7         TERMINATION AND RENEWAL OF LEASE

7.1 If Second Party must continue leasing the factory buildings when the lease expires, it must notify First Party six months in advance, and the two parties, after consulting with each other, shall execute a separate contract. Second Party has first priority with respect to leasing of factory buildings.

7.2 The rent required for continued leasing of the factory buildings shall be 5%-8% higher than the rent at the end of the previous period. The two parties shall determine the specific figures through mutual consultation.

                                      13
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ARTICLE 8         CONDITIONS FOR MODIFICATION AND DISSOLUTION HEREOF

8.1 During the term of the Lease, this contract may not be modified or dissolved except in the event of one of the following circumstances:

     (1) First Party or Second Party has special reasons, and after reaching consensus through consultations with each other, the two parties agree that First Party shall take early recovery or Second Party shall effect early return of said buildings in part or in whole;

     (2) Because Second Party has defaulted with respect to the provisions hereunder, and has failed to correct such default within thirty days after First Party presents such instance of default; however, if the aforementioned default cannot be corrected within thirty days, Second Party must begin corrections and exert all efforts to complete corrections within a reasonable time period;

     (3) Because force majeure events have damaged said buildings and auxiliary facilities such that performance of this contract cannot continue;

     (4) During the term of the Lease, said buildings are approved for relation by the concerned municipal or district government departments, or the real estate title therefor has been legally restricted by judicial or executive authorities, or other circumstances have appeared due to prohibitions of laws or regulations that are not the responsibility of First Party.

     (5) In the event of occurrence of the circumstances in 8-1(3) or 8-1(4) occur, First Party shall, at Second Party's request, assist Second Party in locating other equivalent buildings.

8.2 In the event that this contract is modified or dissolved, the Party requiring the modification or dissolution shall proactively propose such modification or dissolution to the other Party. In the event that modification or dissolution of this contract causes one Party to incur losses, the other Party shall be responsible for compensation of such losses, with the exception of clauses (3) and (4) under Article 8-1, liability for which may be legally waived.

ARTICLE 9         SECOND PARTY'S BREACH OF CONTRACT LIABILITY

9.1 If, during the period of the lease, Second Party commits any of the acts listed below, First Party shall be entitled to terminate this contract and recover possession of said building. Second Party shall compensate First Party for losses caused by such act:

(1) Without the written consent of First Party, Second Party sublets, assigns, or lends said building to another party, or it exchanges the use thereof.

(2) Without the written consent of First Party, Second Party alters the primary structure of the building with the result that the building is damaged, and, after receiving written notice from First Party, Second Party fails to correct the situation and effect repairs within the prescribed period of time.

(3) Without authorization, [Second Party] changes the lease purpose provided hereunder, or uses said building to conduct activities that are in violation of laws or rules.

(4)  Rent arrears accumulate for three months or more.

(5) Other circumstances caused by Second Party that permit recovery of said building in accordance with laws and regulations.

9.2 Upon expiration of the Lease, if Second Party has not renewed the lease with First Party, and it fails to return the buildings according to schedule, Second Party shall pay rent and a breach of contract penalty of 0.1% of the original monthly rent to First Party for each day of delinquency.

9.3 In the event that Second Party does not continue to lease the factory buildings upon expiration of the Lease, and the provisions of Article 5 hereunder are violated, then execution shall proceed in accordance with the provisions of Article 4 hereunder.

ARTICLE 10        FIRST PARTY'S BREACH OF CONTRACT LIABILITY

10.1 If First Party fails to deliver possession of said building to Second Party for use by Second Party on time as provided hereunder, First Party shall add one month to the rent-free period for said factory buildings each month of delinquency.

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


10.2 After this contract is signed by the two parties, if First Party fails to complete registration procedures with the Real Estate Transaction Department and obtain a "building lease certificate" in accordance with regulations, First Party shall assume full responsibility, and Second Party shall have the right to terminate this contract.

ARTICLE 11        OTHER PROVISIONS

11.1 Supplementary provisions may be executed for matters not fully covered herein after consensus is reached through consultations between the two parties. However, supplementary provisions shall comply with relevant state and municipal administrative building regulations. Supplementary provisions and attachments hereto shall be inseparable parts hereof.

11.2 At the time of signing of this contract on the parts of First Party and Second Party, they have full capacity under civil law. They clearly comprehend each of their respective rights, obligations, and responsibilities, and they are willing to discharge this contract strictly in accordance with its provisions. If one party violates this contract, the other party has the right to demand compensation as provided hereunder.

11.3 Disputes arising between First Party and Second Party in the course of performance of this contract shall be resolved through negotiations. In the event that negotiations are unsuccessful, application shall be made to the Shanghai Arbitration Commission for arbitration.

11.4 There are four identical copies of this contract, two to be held by each of First Party and Second Party, and all possessing equal legal effect.



First Party:      Shanghai Yecheng Construction Development Co., Ltd.

Representative:   [illegible signature]

Second Party:     Oplink Communications (Shanghai) Co., Ltd.

Representative:   [illegible signature]


                                                          September 22, 2000

                                      16
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                  STATEMENT OF INTENT TO LEASE FACTORY BUILDING

         First Party:      Shanghai Jiayi Industrial Development Co., Ltd.
         Second Party:     Oplink Communications, Inc.

         Pursuant to the applicable laws and regulations of the People's Republic of China, and following amicable discussions between First Party and Second Party, Second Party has decided to lease from First Party one standard industrial factory building at No. 925 Yecheng Road, Jiading Industrial Zone, in Shanghai. The two parties, moreover, have agreed on the following statement of intent:

I.       Address and area of standard industrial factory building
         The address of the standard industrial factory building is No. 925 Jiading Industrial Zone, Shanghai. The floor space of the factory building is 4,230 square meters.

II.      Specifications and height of standard industrial factory building
         A three-story steel-concrete structure. The ground floor is 4.5 meters. The second and third floors are 3.6 meters.

III.     Price and duration of the standard industrial factory building
         The rent for said factory building is set at 12.5 yuan per square meter per month. The duration of the lease for said factory building is five years, beginning July 25 2000, with eight months rent free. The property management fee for the factory building is 1 yuan per square meter per month. (Calculated from the total floor space of 4,230 square meters.)

IV.      Purpose of the standard industrial factory building
         Second Party has decided to lease the factory building to establish Shanghai Oplink Communications Co., Ltd., solely owned by Second Party.

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         Gross investment is 10 million US dollars, and registered capital is 5 million US dollars.

V.       Scope of operations
         Production, research and development, and sale of optic telecommunications equipment, optic telecommunications subsystems, optic fiber equipment, optic parts, crystal optic products, and instruments and equipment for production of optic fiber equipment.

VI.      Duration of operations The duration of operations is 15 years.

VII. For customs policy, see Attachment 1. For preferential tax treatment policy, see Attachment 2.



         First Party:      Shanghai Jiayi Industrial Development Co., Ltd.
         Representative:   Yang [ILLEGIBLE]ping

         Second Party:     Oplink Communications, Inc.
         Representative:   Wu Zhouling Zhou [ILLEGIBLE]

                                    August 18, 2000

                                      18
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[IDENTICAL TO ATTACHMENT 1 ABOVE]

                                      20
[IDENTICAL TO ATTACHMENT 2 ABOVE]

                                 BUILDING LEASE
















                 Shanghai Jiayi Industrial Development Co., Ltd.

                                 BUILDING LEASE

                             (Contract No.:       )

Parties to this Lease



         Lessor (First Party): Shanghai Jiayi Industrial Development Co., Ltd.

         Lessee (Second Party): Oplink Communications (Shanghai) Co., Ltd. (Planned)

         Second Party leases a standard factory building from First Party in order to meet production growth needs. Pursuant to the relevant laws and regulations of the People's Republic of China and the relevant municipal rules and regulations, First Party and Second Party, after having achieved a consensus through consultations based on the principles of free will, equity, and mutual benefit, make this contract wherein First Party leases to Second Party the factory building which it lawfully owns and Second Party leases from First Party the factory building for its own use.

         I. LOCATION, AREA, AND FACILITIES OF BUILDING

1-1. First Party leases the factory building located at NO. 925 YECHENG ROAD, JIADING INDUSTRIAL ZONE, SHANGHAI CITY, which it lawfully owns, to Second Party for use by Second Party.

1-2. The standard factory building that First Party leases to Second Party for use by Second Party is one building with a floor space of 4,230 square meters.

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



1-3. The structure and facilities of said building should comply with the following requirements:
         THREE-STORY CONCRETE-STEEL structure. Ground floor height: 4.5 meters. Height of second and third floors: 3.6 meters.

1-4. Before Second Party performs finish work, First Party is responsible for making sure that the construction engineering of said building passes fire prevention inspection. Second Party must, upon completion of interior trim and finish work, report to Jiading Fire Prevention Supervision Office, which will conduct a completion acceptance check.

         II. PURPOSE OF LEASE

2-1. When First Party leases said building to Second Party and issues a "Certificate of Real Estate Rights" to Second Party, the purpose on such certificate shall be "factory building."

2-2. Second Party warrants to First Party that it shall lease said building only for the business purposes listed in the scope of operations on its business license.

2-3. During the term of the lease, Second Party may not change the purpose and use of said building without first obtaining prior written consent from First Party and, as required by regulations, reporting to and receiving authorization from the departments concerned.

         III. DURATION OF LEASE

3-1. The duration of this building lease shall be a total of 5 years, beginning JULY 25, 2000, with 8 months rent free.

3-2. Upon expiration of the lease, First Party has the right to recover the entire premises. Second Party shall surrender possession according to schedule. If Second Party requests renewal, it must submit a written statement of intent to First Party six months prior to expiration of the lease. After First Party has given its consent, a new lease shall be executed. First Party shall lease said building to Second Party for a reasonable market price and for the agreed upon duration. Second Party shall have the option to renew.

         IV. RENT AND PAYMENT METHODS

4-1. Rent for said building: 12.5 yuan/square meter/month, a total of 52,875 yuan/month.


4-2. The rent for said building shall not change for FIVE years. After five years, the two parties shall consult with each other and make adjustments based on the Chinese price index and exchange rate fluctuations.

4-3. Second Party must pay the current month's rent by the tenth of each month. If Second Party fails to make payment when payment is due, Second Party must pay a penalty of 0.1% of one month's rent for each day that it is in default. The penalty may not exceed 1.5% of one month's rent.

4-4. When Second Party offers to purchase said factory building, First Party shall agree to allow Second Party to deduct rent that has already been paid.

         V. OTHER EXPENSES

5-1. First Party is responsible for installing, in addition to pre-existing factory building windows, one course of sealed windows and shall complete such installation within one month after Second Party formally begins to perform its finish work.

5-2. First Party is responsible for improving the original elevator facilities and shall submit same for acceptance at the same time that Second Party obtains its business license.

5-3. First Party promises to plant a lawn on the west side of the factory building. Moreover, in accordance with the seasons, it shall begin planting in November 2000 and shall complete planting by the end of November.

5-4. First Party shall provide electric power capacity of 300 kVA for the entire building and shall, moreover, assume responsibility for the application and installation expenses that are thereby incurred. If electricity usage exceeds 300 kVA, Second Party shall be entirely responsible for the expanded capacity charges (RMB 290/kVA in 2000, free beginning at the end of 2001) and equipment costs. First Party and Second Party shall cooperate in making applications and carrying out installation for both base and excess electricity. If, upon expiration of the lease, Second Party does not renew, First Party shall agree to buy back equipment for the depreciated price in accordance with the relevant state regulations on depreciation of equipment.

         First Party shall ensure a sufficient supply of water for Second Party's production needs, and Second Party shall bear the expense of applying for water. The expanded capacity charge for water is 825 yuan/m3 per day. First Party shall also ensure that Second Party is able to obtain permission for at least 60 telephone lines. Second Party shall be responsible for the expense arising from its use of water, electricity, gas, and telephones during the duration of the lease.

5-5. First Party shall assume property management responsibilities such as maintaining security, providing landscaping, and cleaning. Second Party shall pay property management fees in the amount of ONE yuan/square meter/month, the total being 4,230 yuan/month, paid when rent is paid.

         VI. RESPONSIBILITY FOR BUILDING REPAIR

6-1. During the term of the lease, First Party shall ensure safe use of the premises. Second Party shall take good care of and make reasonable use of the building and appurtenant facilities that it is leasing. If Second Party, on account of improper use or poor management, causes damage to the building or facilities, Second Party shall immediately take responsibility for repairs or shall provide economic compensation.

6-2. If Second Party intends to alter the existing structure or fittings of the building in a major way, it shall first obtain approval from First Party, and Second Party shall handle the expenses on its own. If, upon expiration of the lease, First Party requests that the building be restored to its original condition, Second Party must so restore it.

6-3. During the term of the lease, Second Party shall perform periodic maintenance on the building and facilities.

6-4. If, for reasons of FORCE MAJEURE, the building is damaged or Second Party suffers losses, neither of the two parties shall be liable to the other.

         VII. SUBLEASE AGREEMENTS

7-1. If Second Party is to sublet part or all of said building to another party during the term of the lease, it must first obtain the written consent of First Party.

7-2. If Second Party sublets said building, the sublease contract that it makes shall comply with the following provisions:

(1) The termination date of the sublease contract may not postdate the termination date stipulated by this lease.

(2) During the sublease period, Second Party, in addition to having the rights and obligations stipulated by the sublease contract, shall also continue to perform the obligations stipulated hereunder.

(3) If, during the sublease period, this lease is changed, dissolved, or terminated, the sublease contract should be changed, dissolved, or terminated accordingly.

7-3. If Second Party intends to sublet said building, the sublease contract that it makes cannot take effect until it is signed and approved by First Party hereto and is registered and put on file in accordance with the relevant regulations.

7-4. If Second Party sublets said building, First Party may earn a profit from the sublease rent. The specific income shall be decided through a separate written agreement between First Party and Second Party.

         VIII. REQUIREMENTS FOR CHANGING OR DISSOLVING THIS CONTRACT

8-1. During the lease period, this lease may not be changed or dissolved except when:

(1) First Party or Second Party has special cause, and the two parties, after having consulted with each other, agree that First Party may recover possession prior to termination or that Second Party may vacate part or all of said building prior to termination.

(2) Second Party violates the stipulations hereof, and, within 30 days after First Party puts forward a demand, Second Party fails to correct the situation. However, if said violation cannot be corrected within 30 days, Second Party must begin to correct the situation within 30 days and shall make every effort to complete correction within a reasonable period of time.

(3) FORCE MAJEURE causes damage to said building and appurtenant facilities, and continued performance hereof becomes impossible.

(4) During the lease period, said building is approved by the municipal or district government for removal, or the property rights relating to said building are lawfully restricted by judicial or administrative organs, or there occur other legal or regulatory prohibitions for which First Party is not liable.

(5) In the event of 8-1 (3) or 8-1 (4), First Party shall, as required by Second Party, assist Second Party with finding an equivalent building.

8-2. If one party requests that the contract be changed or dissolved, such party shall, on its own initiative, make such request to the other party. Except where lawfully relieved of liability by 8-1 (3) and 8-1
         (4) hereunder, if a party suffers losses on account of changes to or dissolution hereof, the other party shall be responsible for paying compensation.

         IX. SECOND PARTY'S BREACH OF CONTRACT LIABILITY

9-1. If, during the period of the lease, Second Party commits any of the acts listed below, First Party shall have the right to terminate this contract and recover possession of said building. Second Party shall compensate First Party for losses caused by such act:

(1) Without the written consent of First Party, Second Party sublets, assigns, or lends said building to another party, or it exchanges the use thereof.

(2) Without the written consent of First Party, Second Party alters the primary structure of the building with the result that the building is damaged. Moreover, after receiving a written notice from First Party, it fails to rectify the situation and effect repairs within the prescribed period of time.

(3) Without authorization, it changes the lease purpose that is provided hereunder, or it uses said building to conduct activities that are in violation of laws or rules.

(4) It allows rent arrears to accumulate for a period of more than three months.

(5) Other situations caused by Second Party that, according to laws and regulations, permit recovery of said building.

9-2. If, upon expiration of the lease, Second Party has not renewed the lease with First Party, and it fails to surrender possession upon expiration, Second Party shall pay First Party a penalty equal to 0.1% of the original monthly rent.

         X. FIRST PARTY'S BREACH OF CONTRACT LIABILITY

10-1. If First Party fails to deliver possession of said building to Second Party for use by Second Party on the date stipulated hereunder, First Party shall compensate Second Party in the amount of 100,000 yuan for each month that it is in default.

10-2. If, after this contract is signed by First Party and Second Party, First Party fails to register the contract, as required, at the real estate transaction department and obtain a "building lease certificate," First Party shall assume full responsibility, and Second Party shall have the right to terminate this contract.

         XI. OTHER PROVISIONS

11-1. If First Party and Second Party discuss and reach an agreement on issues not fully covered herein, they may then make supplementary provisions. But the supplementary provisions shall comply with relevant state and municipal building regulations. Supplementary provisions and attachments hereto shall be integral parts hereof.

11-2. When First Party and Second Party sign this contract, they have full capacity under civil law. They clearly comprehend each of their rights, obligations, and responsibilities, and they are willing to perform this contract strictly in accordance with its provisions. If one party violates this contract, the other party has the right to demand compensation as provided hereunder.

11-3. If a dispute between First Party and Second Party should arise in the course of performing this contract, they shall seek a solution through negotiations. If negotiations fail, they shall apply to the Shanghai Arbitration Commissions for arbitration.

11-4. There are four identical copies of this contract. First Party and Second Party each has two. All have equal legal effect.

Lessor (First Party):                       Lessee (Second Party):
Shanghai Jiayi Industrial Development       Oplink Communications (Shanghai)
Co., Ltd.                                   Co., Ltd. (Planned)

Address:                                    Address:
No. 925 Yecheng Road, Jiading Industrial
Zone, Shanghai

Representative/Agent:                       Representative/Agent: Wu Zhouling
Signature and seal: Yang [ILLEGIBLE]ping    Signature and seal: Zhou [ILLEGIBLE]

Date contract signed: August 18, 2000

Place where contract signed: